Exhibit 10.11
SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (the “Release”) is made and entered into November 20, 2020 (the “Effective Date”) and confirms the following understandings and agreements between Weave Communications, Inc., a Delaware corporation (the “Company”) and Brandon Rodman (“Executive”) with reference to that certain Amended and Restated Employment Agreement made and entered into and effective on August 25, 2020, by and between Company and Executive (the “Employment Agreement”). Capitalized terms not otherwise defined in this Release have the meanings ascribed to them in the Employment Agreement.
A.    Executive was employed by Company as Co-Founder and was previously employed by Company as President and Chief Executive Officer (“Employment”).
B.    The Employment ended effective September 30, 2020 (the “Separation Date”).
C.    Executive and Company desire to fully and finally settle all issues, differences, and claims, whether potential or actual, between Executive and Company, including, but not limited to, any claims that might arise out of the Employment or the termination of the Employment.
AGREEMENT
NOW, THEREFORE, in consideration of the promises set forth herein, Executive and Company agree as follows:
1.Employment Status and Effect of Separation.
(a)Executive acknowledges, and Company hereby accepts, Executive’s separation from the Employment, and from any position Executive held or holds at Company, effective as of the Separation Date. From and after the Separation Date, Executive agrees not to represent Executive as being an employee, officer, agent or representative of Company or any other member of the Company Group (as defined below) for any purpose.
(b)The Separation Date shall be the termination date of the Employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through Company. In connection with Executive’s separation, Executive will be entitled to receive amounts payable to Executive under any retirement and fringe benefit plans maintained by Company and in which Executive participates in accordance with the terms of each such plan and applicable law.

(c)Executive acknowledges and agrees that all of the payment(s) and other benefits that Executive has received as of the Effective Date are in full discharge and satisfaction of any and all liabilities and obligations of Company or any of its direct or indirect parent(s), subsidiaries, and/or affiliates (collectively, the “Company Group”) to Executive, monetarily or with respect to employee benefits or otherwise, including but not limited to any and all obligations arising under any alleged written or oral employment agreement, policy, plan or procedure of Company or any other member of the Company Group and/or any alleged understanding or arrangement between Executive and Company or any other member of the Company Group.
2.Release and Waiver of Claims.
(a)Executive acknowledges that the Severance Benefits represent monies that are not earned wages and to which Executive would not be entitled but for this Release.
(b)For and in consideration of the Severance Benefits and the Acceleration, and for other good and valuable consideration set forth herein, Executive, for and on behalf of Executive’s self and Executive’s heirs, administrators, executors and assigns, effective as of the Effective Date, does fully and forever release, remise and discharge Company and each member of the Company Group, and each of their direct and indirect parents, subsidiaries and affiliates, together with their respective former and current officers, directors, partners, stockholders, members, managers, owners, employees, attorneys and agents (collectively, the “Company Parties”), from any and all claims whatsoever up to the Effective Date which Executive had, may have had, or now have against any of the Company Parties, for or by reason of any matter, cause or thing whatsoever, including without limitation any claim arising out of or attributable to the Employment or the termination of the Employment with Company or any other member of the Company Group, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, failure to hire, re-hire, or contract with as an independent contractor, unjust dismissal, defamation, libel or slander, or under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability or sexual orientation. This release of claims includes, but is not limited to, all claims arising under the Civil Rights Act of 1866, 42 U.S.C. § 1981 et seq.; the Civil Rights Act of 1964, 42 U.S.C. § 2000 et seq.; the Civil Rights Act of 1991; the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq.; the Americans with Disabilities Act, 42 U.S.C. § 1201 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the National Labor Relations Act, 29 U.S.C. § 151 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.; the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, 38 U.S.C. § 4212 et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq.; the Fair Credit Reporting Act, 15 U.S.C.

§1681 et seq.; the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq.; the Equal Pay Act of 1963, 29 U.S.C. §206 et seq.; the Utah Antidiscrimination Act, Utah Code Ann. § 34A-5-1060 et seq.; the Utah Payment of Wages Act, Utah Code Ann. § 34-28-1 et seq.; the Utah Minimum Wage Act, Utah Code Ann. § 34-40-101 et seq.; the Utah Labor Rules; any other federal, state, or local human or civil rights, wage-hour, anti-discrimination, pension or labor law, rule and/or regulation, each as may be amended from time to time; all other federal, state and local laws, statutes, and ordinances; the common law; and any other purported restriction on an employer’s right to terminate the employment of employees. As used in this Release, the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise. The parties intend the release contained herein to be a general release of any and all claims to the fullest extent permitted by applicable law.
(c)Executive acknowledges and agrees that as of the Effective Date Executive has no knowledge of any facts or circumstances that give rise to or could give rise to any claims under any of the laws listed in Section 2(b).
(d)Nothing contained in this Section 2 shall be a waiver of any claims that cannot be waived by law.
(e)Without limiting the scope of the release herein, the release also includes, without limitation, any claims or potential claims against any member of the Company Group for wages, earned vacation, paid time off, bonuses, expenses, severance pay, and benefits earned through the date of the execution of this Release. Such amounts are not consideration for this Release.
(f)EXECUTIVE UNDERSTANDS THAT NOTHING CONTAINED IN THIS RELEASE, INCLUDING, BUT NOT LIMITED TO, THIS SECTION 2, WILL BE INTERPRETED TO PREVENT EXECUTIVE FROM ENGAGING IN PROTECTED ACTIVITY AS DEFINED AND SET FORTH IN SECTION 4. HOWEVER, EXECUTIVE AGREES THAT EXECUTIVE IS WAIVING THE RIGHT TO MONETARY DAMAGES OR OTHER INDIVIDUAL LEGAL OR EQUITABLE RELIEF AWARDED AS A RESULT OF ANY SUCH PROCEEDING.
3.PIIA and Employment Agreement. Executive’s duties and obligations pursuant the PIIA and the Employment Agreement shall survive this Release and remain in full force and effect, and the Severance Benefits and the Acceleration constitute consideration for Executive’s promises and obligations pursuant to the PIIA and the Employment Agreement.

4.Protected Activity Not Prohibited.
(a)Executive understands that nothing in this Release in any way limits or prohibits Executive from engaging in any Protected Activity. “Protected Activity” means filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”).
(b)Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Confidential Information under the PIIA to any parties other than the Government Agencies.
(c)Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in this Release, the PIIA or the Employment Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this Section 4 is superseded by this Release.
(d)Pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
5.Knowing and Voluntary Waiver. Executive expressly acknowledges and agrees that Executive (a) is able to read the language, and understand the meaning and effect, of this Release; (b) is specifically agreeing to the terms of the release contained in this Release because Company has agreed to pay Executive the Severance Benefits and provide the Acceleration, which Company has agreed to provide because of Executive’s agreement to accept it in full settlement of all possible claims Executive might have or ever had, and because of Executive’s execution, of this Release; (c) acknowledges that but for Executive’s execution of this Release, Executive would not be entitled to the Severance Benefits or the Acceleration; (d) was advised to consult with Executive’s attorney regarding the terms and effect of this Release; and (e) has signed this Release knowingly and voluntarily. Executive agrees that no promise or inducement has been offered except as set forth in this Release, and that Executive is signing this Release without reliance upon any statement or representation by Company or any representative or agent of Company except as set forth in this Release. [Executive agrees and acknowledges that Executive has been provided with a reasonable and sufficient period of twenty-one days within which to consider whether or not to accept this Release.
6.No Suit. Except as set forth in Section 4, Executive represents and warrants that Executive has not previously filed, and to the maximum extent permitted by law agrees that Executive will not file, a complaint, charge or lawsuit against any of the Company Parties regarding any of the claims released herein. If, notwithstanding this representation and warranty, Executive has filed or file such a complaint, charge or lawsuit, Executive agrees that Executive shall cause such complaint, charge or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge or lawsuit, including without limitation reasonable attorneys’ fees of Company or any other Company Party against whom Executive has filed such a complaint, charge or lawsuit.
7.Successors and Assigns. The provisions of this Release shall be binding on and inure to the benefit of Executive’s heirs, executors, administrators, legal personal representatives and assigns.
8.Severability. If any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Release.
9.Return of Property. Executive shall return prior to the Effective Date, and not retain in any form or format, all Company Group documents, data, and other property in Executive’s possession or control. Company Group “documents, data, and other property” includes, without limitation, any computers (except that Executive shall be entitled to retain the laptop computer currently in his possession so long as all Company Group documents, data and electronically stored images are deleted from such computer), fax machines, cell phones, access cards, keys, reports, manuals, records, product samples, inventory, correspondence and/or other documents or materials related to any member of the Company Group’s business that Executive has compiled, generated or received while working for any member of the Company Group including all copies, samples, computer data, disks, or records of such material. After returning these documents, data, and other property, Executive will permanently delete from any electronic media in Executive’s possession, custody, or control (such as computers, cell phones, hand-held devices, back-up devices, zip drives, PDAs, etc.), or to which Executive has access (such as remote e-mail exchange servers, back-up servers, off-site storage, etc.), all documents or electronically stored images of any member of the Company Group, including writings, drawings, graphs, charts, sound recordings, images, and other data or data compilations stored in any medium from which such information can be obtained. Furthermore, Executive agrees, on or before the Effective Date, to provide Company with a list of any documents that Executive created or are otherwise aware to be password protected and the password(s) necessary to access such password protected documents. Company’s obligations under this Release are contingent upon Executive returning all Company Group documents, data, and other property as set forth above.
10.Non-Admission. Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of Executive, Company or any member of the Company Group.
11.Entire Agreement. This Release, the Employment Agreement and the PIIA constitute the entire understanding and agreement of the parties hereto regarding the subject matter hereof, including without limitation, the termination of the Employment. This Release, the Employment Agreement and the PIIA supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of hereof and thereof.
12.Amendments; Waiver. This Release may not be altered or amended, and no right hereunder may be waived, except by an instrument executed by each of the parties hereto. No waiver of any term, provision, or condition of this Release, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Release.
13.Governing Law; Jurisdiction. EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF UTAH, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE. ANY DISPUTE ARISING OUT OF THIS RELEASE, OR THE BREACH THEREOF, SHALL BE BROUGHT IN A COURT OF COMPETENT JURISDICTION IN SALT LAKE COUNTY, THE STATE OF UTAH, THE PARTIES EXPRESSLY CONSENTING TO VENUE IN SALT LAKE COUNTY, THE STATE OF UTAH. EACH PARTY TO THIS RELEASE HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE. THE PREVAILING PARTY IN ANY LAWSUIT THAT GIVES RISE TO CLAIMS GOVERNED

BY THIS RELEASE SHALL BE ENTITLED TO AN AWARD OF ATTORNEYS’ FEES FROM THE OTHER PARTY.
14.Injunctive Relief. Executive acknowledge that it would be difficult to fully compensate Company for damages resulting from any breach of the provisions of this Release. Accordingly, in the event of any actual or threatened breach of such provisions, Company shall (in addition to any other remedies that it may have) be entitled to temporary and/or permanent injunctive relief to enforce such provisions, and such relief may be granted without the necessity of proving actual damages.
15.Confidentiality. Except as set forth in Section 4, the parties intend that this Release be confidential. Executive represents and warrants that Executive has not disclosed, and agrees that Executive will not in the future disclose, the terms of this Release, or the terms of the consideration to be paid hereunder, to any person other than Executive’s attorney, spouse, tax advisor, or representatives of the Equal Employment Opportunity Commission (“EEOC”) or a comparable state agency, all of whom shall be bound by the same prohibitions against disclosure as bind Executive, and Executive shall be responsible for advising these individuals of this confidentiality provision and obtaining their commitment to maintain such confidentiality. Executive shall not provide or allow to be provided to any person this Release, or any copies thereof, nor shall Executive now or in the future disclose in any way any information concerning any purported claims, charges, or causes of action against Company or any other member of the Company Group to any person, with the sole exception of communications with Executive’s spouse, attorney, tax advisor, or representatives of the EEOC or a comparable state agency, unless otherwise ordered to do so by a court or agency of competent jurisdiction.
16.Third-Party Beneficiaries. The Company Parties (other than Company) and the Company Group (other than Company) are intended third party beneficiaries of this Agreement.
(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have executed this Release as of the Effective Date.

COMPANY:

WEAVE COMMUNICATIONS, INC.

Signature:	/s/ Jefferson Lyman
Print Name:	Jefferson Lyman
Print Title:	Co-Chief Executive Officer
Date:	November 20, 2020

EXECUTIVE:

BRANDON RODMAN

Signature:	/s/ Brandon Rodman
Date:	November 19, 2020
[Signature Page to Separation and Release Agreement]